Exhibit 99.3

AMENDMENT NUMBER ONE TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amendment Number One to Amended and Restated Loan and Security Agreement, dated as of June 26, 2015 (“Amendment”), amends that certain Amended and Restated Loan and Security Agreement, dated as of September 26, 2014 (as amended, supplemented and restated from time to time, the “Loan Agreement”) (all capitalized terms used in this amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein), by and among GROCERS CAPITAL COMPANY, a California corporation (“Borrower”), the Lenders party thereto and CALIFORNIA BANK & TRUST, a California banking corporation, in its capacity as arranger and administrative agent for the Lenders (together with its successors and assigns in such capacity, “Agent”), with respect to the following facts:

A. The Borrower and Lenders wish to amend the Loan Agreement pursuant to the terms and provisions set forth in this amendment; and

B. The parties hereto agree as follows:

ARTICLE I

AMENDMENTS

1.1 Amendments to Loan Agreement.

(a) Section 2.1(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Subject to the terms and conditions of this Agreement, and at any time prior to the Maturity Date, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances (“Advances”) to Borrower constituting (x) Parent Loan Advances, not to exceed three (3) per calendar month, in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of the Maximum Parent Loan Advance Amount; provided, that at the option of Agent up to two (2) out of the three (3) permitted Parent Loan Advances per calendar month, up to a maximum aggregate amount not to exceed at any time the unused portion of California Bank & Trust’s Revolver Commitment, subject to the other limits set forth herein, at such time, may be made by Agent as the sole Lender (such Parent Loan Advances if and when made by Agent as the sole Lender shall be referred herein as “CB&T Parent Loan Advances”), plus (y) Other Advances in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less Parent Loan Advances, and (ii) the Borrowing Base. For purposes of this Agreement, “Borrowing Base,” as of any date of determination, shall mean the result of (as the same is calculated by Agent based on the most recent monthly Borrowing Base Certificate delivered to Agent pursuant to Section 6.2):

(i) 80% of the Eligible Notes Receivable; provided, that with respect to that certain Eligible Note Receivable due from FBJ Walnut, the advance rate shall be 50%, minus

(ii) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).”

(b) Section 2.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“2.2 Parent Loan Advances.    Each CB&T Parent Loan Advance shall be repaid in full by no later than two (2) days after the date such CB&T Parent Loan Advance is made. Each other Parent Loan Advance that is not a CB&T Parent Loan Advance shall be repaid in full by no later than thirty (30) days after the date such Parent Loan Advance is made. Borrower agrees that for five (5) consecutive Business Days during each fiscal month, all Parent Loan Advances, including CB&T Parent Loan Advances, outstanding shall be repaid in full and there shall be no Parent Loan Advances, including CB&T Parent Loan Advances, outstanding during such period. California Bank & Trust shall not make any CB&T Parent Loan Advance unless and until all conditions set forth in Section 3.4 are satisfied to the satisfaction of Agent or waived in writing by Agent. Lenders shall not make any other Parent Loan Advance that is not a CB&T Parent Loan Advance unless and until all conditions set forth in Section 3.4 are satisfied to the satisfaction of Agent or waived in writing by Agent.”

(c) Section 2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“2.3 Borrowing Procedures and Settlements.

(a) Procedure for Borrowing.    Each Borrowing shall be made by (i) an irrevocable written request by an Authorized Person delivered to Agent no later than 12:00 p.m. (in the case of CB&T Parent Loan Advances only, 2:00 p.m.) (California time) at least 1 Business Day prior to the requested Funding Date if the Borrowing is for Base Rate Loans, or (ii) a LIBOR Notice delivered by the LIBOR Deadline (as set forth in Section 2.11(b)) if the Borrowing is for a LIBOR Rate Loan, in each case specifying (A) the amount of such Borrowing, and (B) the requested Funding Date, which shall be a Business Day. At Agent’s election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

(b) Making of Advances.

(i) Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders not later than 1:30 p.m. (California time) (A) on the Business Day immediately preceding the requested Funding Date if the Borrowing is for Base Rate Loans or (B) two (2) Business Days prior to the Funding Date if the Borrowing is for LIBOR Rate Loans, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 8:30 a.m. (California time) on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds thereof available to Borrower no later than 12:00 noon on the Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Borrower’s Designated Account; provided, however, that, subject to the provisions of Section 2.3(g), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 has not been satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

(ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, no later than 8:30 a.m. on the requested Funding Date, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

(iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender’s benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Revolver Commitments (but only to the extent that such Defaulting Lender’s Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender’s Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting

Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Revolver Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender’s default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Revolver Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Revolver Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the Revolver Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Group’s or Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

(c) Agent Advances.

(i) Agent hereby is authorized by Borrower and the Lenders, at any time after the occurrence and during the continuance of an Event of Default, to make Advances to Borrower on behalf of the Lenders that Agent in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(c) shall be referred to as “Agent Advances”). Each Agent Advance is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Agent Advance shall be eligible for the LIBOR Rate and all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance).

(ii) The Agent Advances shall be repayable on demand and secured by the Agent’s Liens granted to Agent under the Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

(d) Settlement.    It is agreed that each Lender’s funded portion of the Advances (it being understood that for purposes of this subsection (d) only the term “Advance”

shall not mean or include any CB&T Parent Loan Advance) is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

(i) Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) for itself, with respect to each Agent Advance, and (2) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender’s balance of the Advances and Agent Advances exceeds such Lender’s Pro Rata Share of the Advances and Agent Advances as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances and Agent Advances, and (z) if a Lender’s balance of the Advances and Agent Advances is less than such Lender’s Pro Rata Share of the Advances and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Agent Advance and shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii) In determining whether a Lender’s balance of the Advances and Agent Advances is less than, equal to, or greater than such Lender’s Pro Rata Share of the Advances and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

(iii) During the period between Settlement Dates, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Agent, or the Lenders, as applicable.

(e) Notation.    Agent shall record on its books the principal amount of the Advances owing to each Lender and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender’s option, to note the date and amount of each payment or prepayment of principal of such Lender’s Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

(f) Lenders’ Failure to Perform.    All Advances (other than CB&T Parent Loan Advances and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Revolver Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

(g) Optional Overadvances.    Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent and Agent may, but is not obligated to, knowingly and intentionally, continue to make Advances to Borrower notwithstanding that an Overadvance exists or thereby would be created, so long as (i) after giving effect to such Advances, the outstanding Revolver Usage does not exceed the Borrowing Base by more than an amount that is equal to 10% of the aggregate Revolver Commitments at or immediately prior to that time, (ii) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, and (iii) at the time of the making of any such Advance, Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, and the Lenders and are not intended to benefit Borrower in any way. The Advances that are made pursuant to this Section 2.3(g) shall be subject to the same terms and conditions as any other Advance, except that they shall not be eligible for the LIBOR Rate and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans (without regard to the presence or absence of a Default or Event of Default).

(i) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

(ii) Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(d) for the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(g), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.”

(c) Section 3.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“3.4 Conditions Precedent to each and all Parent Loan Advances.    The obligation of the Lender Group (or any member thereof) to make any Parent Loan Advance is subject to the fulfillment to the satisfaction of Agent, of each of the conditions precedent set forth below, which conditions must remain satisfied during the term of each such Parent Loan Advance:

(d) Receipt by Agent, electronically or otherwise, of a written certificate signed by any one of the authorized individuals identified on Schedule 3.4 attached hereto and incorporated herein by this reference and acting on behalf of Parent, certifying that (i) Excess Availability (as defined in the Wells Agreement), as from time to time adjusted to include Suppressed Excess Availability (as defined in and pursuant to the Wells Agreement), for the most recent Business Day for which data is available, exceeds, (ii) the sum of (A) $8,750,000.00, and (B) 10.9090% of the Maximum Revolver Amount (as defined in the Wells Agreement), and

(e) Receipt by Agent, electronically or otherwise, of a written certificate signed by any one of the authorized individuals identified on Schedule 3.4 attached hereto and incorporated herein by this reference and acting on behalf of Parent, certifying that (i) the average of Excess Availability (as defined in the Wells Agreement), as from time to time adjusted to include Suppressed Excess Availability (as defined in and pursuant to the Wells Agreement), for the most recent five (5) Business Days for which data is available, exceeds, (ii) the sum of (A) $8,750,000.00, and (B) 12.7272% of the Maximum Revolver Amount (as defined in the Wells Agreement).

(d) A new Schedule 3.4 is hereby added to the Loan Agreement to read as attached hereto.

(e) Section 6.3 (b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(b) as soon as available, but in any event within 120 days after the end of each of Borrower’s fiscal years, consolidated financial statements of Parent and Borrower for each such fiscal year in reasonable detail and prepared in accordance with GAAP, audited, in the case of Parent, and reviewed, in the case of Borrower, and accompanied by a report of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Agent, which report shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or review, as the case may be (such audited or reviewed financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants’ letter to management),”

ARTICLE II

MISCELLANEOUS

2.1 Conditions Precedent.    The effectiveness of this Amendment, including the waiver contained herein, is expressly conditioned upon the receipt by Agent of the following:

(a) an original of this Amendment duly executed by Borrower;

(b) receipt by Agent for the ratable benefit of Lenders of an amendment fee equal to $5,000; and

(c) such other agreements and documents as Agent may require in connection with the transactions contemplated hereunder, all in form and substance satisfactory to Agent in its sole and absolute discretion.

2.2 Ratification.

(a) Except as specifically amended hereinabove, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

(b) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment.

2.3 Representations and Warranties.    Borrower represents and warrants as follows:

(a) Each of the representations and warranties contained in Section 5 of the Loan Agreement is hereby reaffirmed as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date), each as if set forth herein;

(b) The execution, delivery and performance of this Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;

(c) This Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms;

(d) That in entering into this Amendment, Borrower has not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, Agent or any Lender or any of their respective agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby; and

(e) No event has occurred and is continuing or would result from this Amendment, which constitutes an Event of Default under the Loan Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

2.4 Entire Agreement.    The Loan Agreement, as amended hereby, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

2.5 Conflicting Terms.    In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

2.6 Miscellaneous.    This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing such counterpart.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER

GROCERS CAPITAL COMPANY, a California corporation

By:	/s/ Mark H. Speiser
Name:	Mark H. Speiser
Title:	Vice President

AGENT AND LENDERS

CALIFORNIA BANK & TRUST, as Agent and a Lender

By:	/s/ Armine Petrosyan
Name:	Armine Petrosyan
Title:	Vice President

NCB, FSB,
as a Lender

By:	/s/ Michael J. Novick
Name:	Michael J. Novick
Title:	Senior Vice President

SCHEDULE 3.4

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Authorized Individuals acting on behalf of Parent:

Robert M. Ling, Jr.:	President and Chief Executive Officer
Richard J. Martin:	Executive Vice President, Finance and Administration Chief Financial Officer
Christine Neal:	Senior Vice President, Finance and Treasurer
Debbie Allen:	Assistant Treasurer
Brady Onishi:	Director, Finance & Strategic Planning

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